SATISFACTION AND RELEASE AGREEMENT

THIS SATISFACTION AND RELEASE AGREEMENT (this “Agreement”) is made and entered into this __ day of ___________, 2012, by and between CIRTRAN BEVERAGE CORP., a Utah corporation (“CBC”), and _____________________________________, a creditor of CBC (“Creditor”) on the following:

Premises

A.           Prior to the date hereof, Creditor and others (each, a “Creditor” and together with other creditors of similar standing, the “Creditors”) provided certain funds to CBC by purchasing promissory notes, making open account advances, or otherwise providing funding (each, a “Creditor Advance” and together with other Creditors, the “Creditor Advances”).  The obligation of CBC to repay the Creditor Advance to Creditor is evidenced by one or more promissory notes or other documents, true and correct copies of which are attached hereto as Exhibit A (the “Advance Documents”).

B.           CBC, in turn, used the proceeds from the Creditor Advances to provide loans or advances to or for the benefit of PLAY BEVERAGES, LLC, a Utah limited liability company (“PlayBev”), which is in reorganization in the United States Bankruptcy Court for the District of Utah, Central Division, Bankruptcy No. 11-26046 JTM (the “Proceedings“).  Such advances by CBC to PlayBev have resulted in amounts payable by PlayBev to CBC.

C.           PlayBev is now being reorganized in the Proceedings as more particularly provided in its Plan of Reorganization submitted therein (the “Plan”).  (Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Plan.)  The Plan provides that PlayBev’s successor-in-interest upon implementation of the reorganization will be PB ENERGY CORPORATION, a Utah corporation (“PBE”).  The Plan further provides, inter alia, that PBE will satisfy the claims of certain classes of creditors, including allowed claims of PlayBev, by issuing shares of PBE’s common stock (“Shares”) or delivering a promissory note for the full balance due thereunder as of the Effective Date of the Plan.  PlayBev has irrevocably elected to accept Shares in satisfaction of its allowed claim.

D.           This Agreement with Creditor is one of several agreements of substantially like tenor with other Creditors through which the Creditors agree to accept Shares in full and complete satisfaction of such Creditor Advances and to fully release and discharge CBC and certain named third-party beneficiaries for all matters, including from any and all further liability for repayment of such Creditor Advances.

Agreement

NOW THEREFORE, upon these premises, which are incorporated herein by this reference, and for and in consideration of the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is hereby agreed as follows:

1.           Confirmation of Creditor Advance.  The amount of the Creditor Advance, including interest accruing thereon at the contract rate, as of [_____________________________], 2012, was $______________________, which bears additional interest from and after such date at the rate of _____% per annum until paid.  The amount of the Creditor Advance shall be increased by the amount of additional accrued interest and additional advances by Creditor to CBC and decreased by the amount of repayments by CBC to Creditor between the above date and the Effective Date of the Plan (the “Effective Date Advance Balance”).

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2.           Delivery of Shares in Satisfaction of Creditor Advance.  Subject to the terms and conditions set forth in the Plan and the issuance of the Shares to CBC thereunder, on the Effective Date CBC agrees to deliver to Creditor ____________________ Shares (“Settlement Shares”) of PBE and to forthwith cause to be transferred and delivered in Creditor’s name certificates evidencing such Settlement Shares.

3.           Satisfaction of Creditor Advance.  Creditor hereby agrees to: (a) accept such Settlement Shares in full and complete satisfaction of such Creditor’s Creditor Advance in the amount of the Effective Date Advance Balance; and (b) compromise, settle, resolve, discharge, and release CBC, the third-party beneficiaries named herein, and their respective successors and assigns, from the payment of any and all amounts due and payable or accrued on or prior to the Effective Date, to become effective upon the issuance of the Settlement Shares.  This Agreement is the Satisfaction and Release that is referred to in, as is attached as Exhibit A to, that certain Asset Purchase Agreement dated August 20, 2012, between and among CBC, PlayBev, and PBE (the “APA”), a true a correct copy of which has been provided to Creditor.

4.           Creditor Release.  Effective upon the issuance of the Settlement Shares, Creditor, for itself and for any and all of its past or present shareholders, members, predecessors, successors, parents and subsidiaries, partners, officers, directors, managers, employees, agents, servants, attorneys, assigns, transferees, beneficiaries, subrogees, insurers, underwriters, and any others claiming by, through, under, or in concert with it, and each of them (collectively, the “Creditor Releasors”), does hereby release and forever discharge each of CBC, its express third-party beneficiaries PlayBev, PBE, Playboy Enterprises International, Inc. (“Playboy”), and to the extent they are acting by, through, under, or in concert with CBC, PlayBev, PBE, or Playboy or on their behalf, any and all of each of CBC’s, PlayBev’s, PBE’s, or Playboy’s past or present shareholders, members, predecessors, successors, parents and subsidiaries, partners, officers, directors, managers, employees, agents, servants, attorneys, assigns, transferees, beneficiaries, subrogees, insurers, underwriters, and any others claiming by, through, under, or in concert with it, and each of them (collectively, the “Releasees”), of and from any and all claims, obligations, damages, losses, injuries, debts, rights, rights to payment, rights to equitable remedies, rights to legal or equitable relief, demands, allegations, counterclaims, cross-claims, contracts, covenants, agreements, promises, trespasses, torts, tortious conduct, dues, accounts, bonds, bills, notices, costs, expenses, attorneys’ fees, judgments, executions, liens, encumbrances, contribution rights, indemnity rights, actions, causes of action, choses in action, suits, controversies, disputes, vicarious liability, challenges, and liabilities of any kind or nature whatsoever in law, equity, or otherwise, whether known or unknown, suspected or unsuspected, asserted or unasserted, fixed or contingent, matured or unmatured, accrued or inchoate, which have existed or may have existed or that may yet exist or do exist, that any of the Creditor Releasors at any time had, owned, or held from the beginning of the world through the Effective Date against any of the Releasees arising under or relating to any matter or thing done, omitted, or suffered to be done by the Releasees arising from, out of, or in any way connected with all agreements, business, transactions, prior negotiations, courses of dealing, representations, omissions, expectations, agreements, arrangements, or transactions, including: (a) the Creditor Advance or the Advance Documents; (b) the Products; (c) the business of CBC and PlayBev as a manufacturer and distributor of the Products; (d) any alleged interference with Creditor’s economic relations or any related tort and contract theories; (e) any act, omission, event, or condition that might arguably create or constitute a breach or default under the Advance Documents; (f) any alleged violations of the automatic stay in PlayBev’s bankruptcy case, any provision of the United States Bankruptcy Code or any applicable non-bankruptcy law, and any other matter whatsoever.

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5.           Covenants Not to Sue.  Effective upon CBC’s delivery to Creditor of the Settlement Shares in satisfaction of the amount of the Effective Date Advance Balance, each of Creditor and CBC agrees that it shall not file suit or initiate legal proceedings against any person for events occurring prior to the date of this Agreement for the collection of the Creditor Advance or any claim for relief arising under the Advance Documents or the obligation evidenced thereby.  This covenant not to sue does not apply to any lawsuit pending prior to the date of this Agreement.  Further, this covenant not to sue shall not prevent Creditor or CBC, as the case may be, from filing and prosecuting counterclaims or cross-claims against any party to an action or legal proceeding that is filed by third-parties and in which Creditor or CBC is joined involuntarily.

6.           Releases to be Construed Broadly; All Derivative Claims Released.  The parties hereto intend and agree that the releases provided hereunder shall be construed to the broadest extent permitted by law and, to the extent permitted by law, that the scope of the releases shall be expanded for the benefit of the parties and the identified Releasees to the extent that, at any time after the Effective Date, the law is clarified or changed to permit such a broader construction.  To the extent this Agreement and the releases hereunder become effective, neither Creditor nor any person claiming by, through, or under Creditor may pursue any released claims against the Releasees.  Among other things, no creditor, equity holder, or other party in privity with Creditor may assert any claims against the Releasees: (a) that might be characterized as “derivative” of the rights or claims of Creditor; or (b) that arise from or relate to the Advance Documents.

7.           Unknown or Undiscovered Claims.  The parties acknowledge that: (a) they may subsequently discover facts in addition to, or different from, those that they now know or believe to be true with respect to the released claims; and (b) they may have sustained or may yet sustain damages, costs, or expenses that are presently unknown and that relate to those claims.  The parties acknowledge, however, that they have negotiated, agreed upon, and entered into this Agreement with full knowledge of these possibilities and agree that, notwithstanding the provisions of California Civil Code Section 1542, this Agreement shall not be affected in any manner whatsoever if any of these possibilities comes to pass, and it is intended to release all claims, including those that are unknown or unsuspected.  In entering into this Agreement, each party expressly waives any rights or benefits under California Civil Code section 1542, which provides as follows:

A general release does not extend to claims that the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

8.           Appointment of Creditor’s Attorney-in-Fact.  Creditor hereby constitutes and appoints CBC, with power of substitution, as Creditor’s attorney-in-fact to take all action for and on behalf of Creditor and in his name, place, and stead in connection with the determination of the Effective Date Advance Balance as provided in Section 1.10 of the APA, including the execution and delivery of any and all documents, consents, instructions, agreements, acknowledgments, or other documents in connection therewith.  This power-of-attorney shall be coupled with an interest, is irrevocable, and shall survive Creditor’s death or disability.

9.           Termination.  This Agreement may be terminated by the Creditor upon 30 days’ prior written notice to CBC, if the Effective Date of the Plan does not occur on or before December 31, 2012.

10.        Costs.  Each party shall pay his or its own costs and expenses incurred or to be incurred by each in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

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11.           Notices.  Any notice, demand, request, or other communication permitted or required under this Agreement shall be in writing and shall be deemed to have been given as of the date so delivered, if personally delivered; as of the date so sent, if transmitted by facsimile and receipt is confirmed by the facsimile operator of the recipient; as of the date so sent, if sent by electronic mail and receipt is acknowledged by the recipient; and one day after the date so sent, if delivered by overnight courier service, addressed as follows:

If to CBC, to:	CirTran Beverage Corporation
Attention: Iehab J. Hawatmeh
4125 South 6000 West
West Valley, Utah 84128
Facsimile: 801-963-5180
Electronic mail: Iehab@cirtran.com

With copies to:	Kruse Landa Maycock & Ricks, LLC
Attention: James R. Kruse
Twenty-first Floor
136 East South Temple Street
Salt Lake City, Utah 84111
Facsimile: 801-531-7091
Electronic mail: jkruse@klmrlaw.com

If to Creditor, to:

Facsimile:
Electronic mail:

Notwithstanding the foregoing, service of legal process or other similar communications shall not be given by electronic mail and will not be deemed duly given under this Agreement if delivered by such means.  Each party, by notice duly given in accordance herewith, may specify a different address for the giving of any notice hereunder.

12.           Attorneys’ Fees.  In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the nonprevailing party or parties shall reimburse the prevailing party or parties for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

13.           Entire Agreement.  This Agreement, together with the documents to be delivered pursuant hereto, represents the entire agreement between the parties relating to the subject matter hereof.  There are no other courses of dealing, understanding, agreements, representations, or warranties, written or oral, except as set forth herein.

14.           Amendment or Waiver.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  At any time prior to the Effective Date of the Plan, this Agreement may be amended by a writing signed by all parties hereto, respecting any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

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15.           Form of Execution; Counterparts.  A valid and binding signature hereto or on any notice or demand hereunder may be in the form of a manual execution or a true copy made by photographic, xerographic, conversion to portable document format (pdf), or other electronic process that provides similar copy accuracy of a document that has been executed, and such electronic signature or record shall be of the same legal effect, validity, or enforceability as a manually executed signature.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

16.           Governing Law.  This Agreement shall be governed by, and construed under and in accordance with, the laws of the state of Utah without giving effect to any choice or conflict of law provision or rule (whether the state of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Utah.

17.           Interpretation.  Section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.  Except when the context clearly requires to the contrary: (a) the word “or” shall not be applied in its exclusive sense, unless the context otherwise requires; (b) instances of gender or entity-specific usage (e.g., “his,” “her,” “its” or “individual”) shall not be interpreted to preclude the application of any provision of this Agreement to any individual or entity; and (c) “including” shall mean that the items listed are illustrative, without any implication that all or even most of the components are mentioned.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

CIRTRAN BEVERAGE CORP.

By:
Its:

CREDITOR

By:
Its:

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